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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 20, 2005

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50514 (Commission File Number)	20-0282396 (IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into A Material Definitive Agreement.

        On April 20, 2005, Stephen M. Carter, the Company's President and Chief Executive Officer, and Barbara L. Blackford, the Company's Executive Vice President, General Counsel and Secretary were each granted 6,000 shares of performance accelerated restricted stock of the Company. The shares were granted under the Company's 2003 Stock Incentive Plan, and will vest on April 1, 2009, or earlier upon (i) termination of the officer's employment due to death, disability or retirement, or (ii) termination of the officer's employment by the Company without "cause" or the officer's resignation for "good reason" within one year after a change in control of the Company. Notwithstanding the foregoing, 50% of the shares will vest on the last day of any consecutive 20 trading-day period in which the closing sales price per share of the Company's common stock is $24 or greater.

        The form of award certificate for such options is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits.

Exhibit	Description
99.1	Form of Performance Accelerated Restricted Stock Award Certificate

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: April 26, 2005
By:

		Name:	David S. Aldridge
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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  Item 1.01. Entry Into A Material Definitive Agreement.
  Item 9.01—Financial Statements and Exhibits.
SIGNATURES